UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2012, CVR Energy, Inc. (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) among the Company, IEP Energy LLC (the “Offeror”), and each of the other parties listed on the signature pages thereto, each of whom is an affiliate of the Offeror, and Carl C. Icahn (collectively with the Offeror, the “Offeror Parties”).

Pursuant to the Transaction Agreement, no later than the third business day following the date of the Transaction Agreement, the Offeror will amend in accordance with the terms of the Transaction Agreement its pending tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s common stock (the “Shares”) for a price of $30 per Share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share, which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company is executed within fifteen months following the expiration of the offer and such transaction closes (a “CCP”). The Offer, as amended, will expire at 11:59 p.m., New York City time, on the date that is the later of (i) ten business days after the date the Offer is amended, or (ii) such later date as may be required to resolve any comments made by the Securities and Exchange Commission (the “SEC”) in respect of the Offeror’s tender offer (the “Expiration Date”).

The Offer will be conditioned upon there being validly tendered (including pursuant to notices of guaranteed delivery) and not properly withdrawn, as of immediately prior to 11:59 p.m. on the Expiration Date, at least 31,661,040 Shares, which when added to the Shares already owned by the Offeror and its affiliates, represents a majority of the Shares (the “Minimum Condition”). The Transaction Agreement provides that if the Minimum Condition is not satisfied as of immediately prior to 11:59 p.m. on the Expiration Date, and the Company has complied in all material respects with its obligations under the Transaction Agreement, the Offeror Parties must immediately terminate the Offer and discontinue their previously announced intention to replace all nine directors on the Company’s board of directors (the “Board”) at the Company’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”) and will not present any other proposal for consideration at the 2012 Annual Meeting.

If, following the closing of the Offer, the Minimum Condition is satisfied but the Offeror holds less than 90% of the outstanding Shares, the Transaction Agreement requires the Offeror to provide for a ten business day subsequent offering period during which stockholders who did not previously tender will have a second opportunity to tender their Shares for the same consideration of $30 per share plus the CCP (the “Subsequent Offering Period”). If, following the closing of the Offer or the Subsequent Offering Period, the Offeror holds at least 90% of the outstanding Shares, the Offeror is required to cause a short-form merger of the Company under Section 253 of the Delaware General Corporation Law (the “Short-Form Merger”). If the Short-Form Merger occurs, all remaining Shares will be cancelled and the holders thereof will receive $30 in cash plus a CCP for each share, unless such stockholder elects to assert statutory appraisal rights under Delaware law.

Pursuant to the Transaction Agreement, immediately and contingent upon the closing of the Offer, all but two of the current members of the Board will resign and be replaced by an equal number of directors designated by the Offeror. Effective upon the earlier of the completion of the Subsequent Offering Period and the Short-Form Merger, the remaining two directors will resign from the Board and be replaced by two directors designated by the Offeror.

Promptly following the consummation of the Offer, for a period of 60 days the Company will solicit proposals or offers from third parties to acquire the Company (the “Marketing Period”). If a proposal to acquire the Company for all-cash consideration equal to or exceeding $35 per share is made within the Marketing Period (subject to certain adjustments and qualifications set forth in the Transaction Agreement), the Offeror Parties have agreed to support the proposal, including by voting for or consenting to the proposal if it is submitted to the stockholders of the Company for their vote or consent. Any holder of CCPs will be entitled to any value realized in excess of $30 per Share, net of any investment banking fees, subject to the terms of the CCPs.

The obligation of the Offeror to accept for payment and pay for shares of Company common stock tendered in the Offer will be subject to certain conditions, including, among other things: the absence of a Company Material Adverse Effect (as defined in the terms of the Offer); the absence of injunction relating to the Offer; the Offeror becoming aware of material misstatements or omissions in the Company’s SEC reports; the Company not making any non-ordinary course material enhancements to executive compensation; the Company not making any non-ordinary course acquisitions or dispositions of assets (including completing the previously announced sale of a portion of the Company’s stake in CVR Partners, LP ); the Company not entering into any agreement for a merger, consolidation, business combination or reorganization transaction; and the taking of any actions by the Company intended to cause the failure of a condition to the Offer, except for the Minimum Condition.

The full text of the Transaction Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Transaction Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Transaction Agreement contains representations and warranties by the Company and the Offeror Parties which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Transaction Agreement were made solely for the benefit of the parties to the Transaction Agreement (except as otherwise specified therein), may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, (1) the failure of the Offer to be consummated in accordance with its terms, (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement, (3) the failure of Mr. Icahn and his affiliates to comply with his obligations under the Transaction Agreement or the Offer, (4) the outcome of any legal proceedings that may be instituted against one or both of Mr. Icahn and his affiliates or the Company in connection with the Transaction Agreement or the Offer, (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Offer, and (6) the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof.

Important Additional Information

In connection with the Transaction Agreement, the Offeror Parties are required to file an amendment to their Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”). In response to the tender offer (as amended) commenced by the Offeror Parties, the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. In addition, in connection with the agreement described in this Current Report on Form 8-K, the Company intends to amend its Solicitation/Recommendation Statement on Schedule 14D-9 and file such amendment with the SEC. CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED), INCLUDING THE FORTHCOMING AMENDMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), as well as any other documents filed by the Company, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, the Company may file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders. Such definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC

CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com. However, if the short-form merger described in this Current Report on Form 8-K is consummated, the 2012 Annual Meeting will not take place.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Transaction Agreement among CVR Energy, Inc., IEP Energy LLC and each of the other Offeror Parties (as defined therein) dated as of April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012

CVR ENERGY, INC.

By:	/s/ John J. Lipinski
John J. Lipinski
Chairman of the Board,
Chief Executive Officer and President